EXHIBIT 24.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Zitel Corporation on Form S-8 (File No.'s 33-40361 and 33-47697) of our report dated October 24, 1996 appearing in Item 8 in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 42 of this Form 10-K.







Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.
San Jose, California
December 20, 1996













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